Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 24, 2025, by and between Monopar Therapeutics Inc., a Delaware corporation (the “Company”), and Tactic Pharma, LLC (the “Seller”).

BACKGROUND

A.          The Board of Directors of the Company (the “Board”) has approved an underwritten registered direct offering (the “Offering”) of shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”).

B.          The Company has entered into an underwriting agreement, dated September 23, 2025 (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase 1,034,433 shares of Common Stock and 960,542 Pre-Funded Warrants from the Company at the price and upon the terms and conditions provided therein.

C.          The Company intends to use a portion of the net proceeds from the Offering to purchase shares of Common Stock from the Seller (the “Purchased Shares”) in a private transaction, at the price and upon the terms and conditions provided in this Agreement.

AGREEMENT

1.           Purchase of Shares of Common Stock.

a.    The per share purchase price for each Purchased Share to be purchased by the Company pursuant to Section 1(b) shall be equal to $63.6098, which is the price per share at which the shares of Common Stock are sold in the Offering, less underwriting discounts and commissions (the “Share Price”).

b.    At the Closing (as defined below), subject to the satisfaction of the terms and conditions set forth herein, the Seller hereby agrees to sell and the Company agrees to purchase from the Seller, at the Share Price, a number of shares of Common Stock equal to the number of shares of Common Stock as set forth opposite the Seller’s name on Schedule I hereto.

c.    The obligations of the Seller to sell its Purchased Shares to the Company at the Closing shall be conditioned upon each of the representations and warranties made by the Company in Section 2 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of the Closing (the “Closing Date”), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

d.    The obligations of the Company to purchase the Seller’s Purchased Shares at the Closing shall be conditioned upon (i) the consummation of the Offering within ten (10) business days after the date hereof and (ii) each of the representations and warranties made by the Seller in Section 3 being true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

e.    Assuming the satisfaction (or waiver) of the conditions set forth above, the closing of the transactions contemplated by Section 1(b) (the “Closing”) shall occur immediately after the closing of the Offering, or at such other time or place after the Offering as may be agreed upon by the Company and the Seller. At the Closing, the Seller shall deliver to the Company customary duly executed stock powers or other transfer instruments relating to the Purchased Shares, and the Company agrees to deliver to the Seller an aggregate dollar amount equal to the product of (x) the Share Price and (y) the total number of Purchased Shares by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth opposite the Seller’s name on Schedule II hereto.

f.    Notwithstanding any other provision in this Agreement, the Company and its agents and affiliates shall have the right to deduct and withhold taxes from any payments to be made to the Seller pursuant to this Agreement if, in their reasonable opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information. To the extent that any of the aforementioned amounts are so withheld and paid to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by any such required deduction or withholding, the Company may deduct and withhold with respect to any future payment to such person to cover such amounts. The Company and the Seller agree to cooperate in good faith to reduce or eliminate any applicable withholding tax.

2.           Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Seller as of the Closing Date that:

a.    All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Company of this Agreement and for the purchase and receipt of the Purchased Shares to be purchased by the Company hereunder, have been obtained; and the Company has full right, power and authority to enter into this Agreement and to purchase and receive the Purchased Shares to be purchased by the Company hereunder.

b.    The Company is a corporation duly organized and existing under the laws of the State of Delaware.

c.    This Agreement has been duly authorized, executed and delivered by the Company.

d.    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any applicable statutes or any orders, rules or regulations of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i), (ii) and (iii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

3.           Seller Representations. In connection with the transactions contemplated hereby, the Seller represents and warrants to the Company as of the Closing Date that:

a.    All consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement and for the sale and delivery of the Purchased Shares to be sold by the Seller hereunder, have been obtained, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement; and the Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Shares to be sold by the Seller hereunder.

b.    This Agreement has been duly authorized, executed and delivered by the Seller.

c.    The sale of the Purchased Shares by the Seller hereunder and the compliance by the Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, (ii) violate any provisions of organizational documents of the Seller, or (iii) violate any applicable statutes or any orders, rules or regulations of any court or governmental agency or body having jurisdiction over the Seller or any of its properties; except, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect the ability of the Seller to consummate the transactions contemplated by this Agreement.

d.    Immediately prior to the delivery of the Purchased Shares to the Company at the Closing, the Seller holds and will hold a valid title to the Purchased Shares, and holds and will hold such Purchased Shares free and clear of all liens, encumbrances, equities or claims, except for any encumbrances (i) imposed under applicable securities laws or the organizational documents of the Company or (ii) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.

e.    The Seller (either individually or together with its advisors) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement as the Seller has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the transactions contemplated by this Agreement. The Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

4.           Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that the Offering has not been consummated within ten (10) business days after the date hereof.

5.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

Monopar Therapeutics Inc. 1000 Skokie Blvd., Suite 350 Wilmette, Illinois 60091 Attention: Quan Vu Email: [ ]

with a copy, which shall not constitute notice, to:

Baker & Hostetler, LLP 127 Public Square, Suite 2000 Cleveland, OH 44114 Attention: John J. Harrington Email: [ ]

To the Seller:

Tactic Pharma, LLC 1000 Skokie Blvd., Suite 350 Wilmette, Illinois 60091 Attention: Chandler Robinson Email: [ ]

6.           Miscellaneous.

a.    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

b.    Severability. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

c.    No Prior Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties hereto with respect to the subject matter hereof.

d.    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties.

e.    No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

f.    Governing Law; Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties to this Agreement (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement in any other court, tribunal, forum or proceeding. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties to this Agreement agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

g.    Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

h.    Amendment and Waiver. The provisions of this Agreement may be amended or waived at any time, with respect to a particular Seller, only by a written agreement between that Seller and the Company. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

i.    Further Assurances. Each of the Company and the Seller shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

j.    Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

k.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or PDF file (portable document file format) (including any electronic signature complying with the Uniform Electronic Transactions Act in effect in the State of Delaware), as amended from time to time, or other applicable law or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes, and will be binding upon such party.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Company:

Monopar Therapeutics Inc.

By: /s/ Quan Vu Name: Quan Vu Title: Chief Financial Officer

[Signature Page to Share Purchase Agreement]

Seller:

Tactic Pharma, LLC

By: /s/ Chandler D. Robinson Name: Chandler D. Robinson Title: Managing Member

[Signature Page to Share Purchase Agreement]

SCHEDULE I

Seller:	Amount of Purchased Shares:
Tactic Pharma, LLC	550,229

SCHEDULE II

Seller: ________________________________________________________________

Seller Notice Address:

____________________

____________________

____________________

Wire Instructions:

Your payment will be delivered by wire transfer to an account in the name of the Seller (exactly as set forth in Schedule I). No fee will be deducted from your payment. For international wires, please provide the SWIFT code (BIC) in the Fedwire ABA Number field and the complete IBAN in the Account Number field, if available.

Bank Name
Fedwire ABA Number
Name on Bank Account
Account Number
FFC Account Name (if applicable)
FFC Account Number (if applicable)
Bank Contact/Telephone Number

**You agree that any error in payment (i.e. overpayment, duplicate payment, fraudulent payment, or otherwise) will be reversed through a debit to such account.

Notes About Wire Transfers:

●

The ABA Routing Number for “incoming FED WIRES” is in many times different than the ABA Routing Number used for direct deposit or the ABA Routing Number on the bottom of your check or deposit slip. Please always check with your bank to obtain the correct ABA Routing Number and wire instructions.